Exhibit 3.1

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of May 13, 2016 (the “Amendment”) to the Second Amended and Restated Limited Liability Company Agreement, dated as of June 7, 2012, as amended and restated as of August 1, 2012 and as further amended and restated as of December 13, 2013 (the “Agreement”), is entered into by and between Barclays Bank Delaware, as the sole Member (the “Member”) and Evelyn Echevarria, as the Independent Director and potential Special Member (the “Independent Director”).

WHEREAS, the Member desires to further clarify the enumerated responsibilities of certain Officers; and

WHEREAS, pursuant to Section 31 of the Agreement, the parties hereto desire to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and agreements contained herein and notwithstanding anything to the contrary set forth in the Agreement, the undersigned parties hereby agree as follows:

ARTICLE I

AMENDMENTS

Section 1.01.        Amendment to the Agreement. The Agreement is hereby amended by this Amendment as follows:

(a) by amending Section 11(b) to read in its entirety as follows:

““(b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute the certification required to be filed in accordance with Item 601(b)(36) of Regulation S-K in connection with any offering of securities. The President or any other Officer authorized by the President or the Board shall execute all bonds, notes, mortgages and other contracts (including, without limitation, the Basic Documents), except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in

Section 11(c). The President hereby authorizes each Vice President to execute the Basic Documents. If the President is unable to exercise their duties as chief executive officer, then the Officer of the Company designated on Schedule E hereto shall exercise such duties, in their capacity as chief executive officer, at such time.”

(b) by amending Schedule D to read in its entirety as set forth on Exhibit A hereto

(c) by amending Schedule E to read in its entirety as set forth on Exhibit B hereto.

ARTICLE II

CONDITIONS PRECEDENT

Section 2.01.        Effectiveness. The amendment provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a) satisfaction of the Note Rating Agency Condition; and

(b) counterparts of this Amendment being duly executed by the parties hereto.

ARTICLE III

MISCELLANEOUS

Section 3.01. Waiver of Notice. Notwithstanding anything to the contrary set forth in the Agreement, each of the undersigned parties hereby waives any notice or other timing requirements with respect to and gives its consent to the amendment provided for herein.

Section 3.02. Ratification of Agreement. Except as specifically amended, modified or supplemented by this Amendment, the Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. Each of the parties to the Agreement agrees to be bound by the terms of the obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of such agreement were set forth herein.

Section 3.03. Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Section 3.04. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.05. Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement. All Section or Subsection references herein shall mean Sections or Subsections in the Agreement, except as otherwise provided herein.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

BARCLAYS BANK DELAWARE

By:	/s/ Mike Stern
Name: Mike Stern Title: BBDE, CFO

INDEPENDENT DIRECTOR/SPECIAL MEMBER

By:	/s/ Evelyn Echevarria
Name: Evelyn Echevarria Title: Independent Director

[Signature Page to First Amendment to Second Amended and Restated LLC Agreement]

EXHIBIT A

SCHEDULE D

DIRECTORS

1.	Yasser Rezvi

2.	Michael Stern

3.	Evelyn Echevarria (Independent Director)

4.	Lawrence Drexler

5.	Deepesh Jain

EXHIBIT B

SCHEDULE E

OFFICERS	TITLE

Michael Stern	President

Yasser Rezvi	Vice President and Treasurer

Lawrence Drexler	Vice President and Secretary

Deepesh Jain	Vice President and Assistant Treasurer

Solely for purposes of the final sentence of Section 11(b):

Yasser Rezvi